Exhibit 99.1

APi Group Reports Third Quarter and Nine Month 2020 Financial Results

-Reported gross margin expansion of 233 and 119 basis points for the third quarter and nine months 2020, respectively-

-Reported operating cash flow of $97 and $329 million for the third quarter and nine months 2020, respectively-

-Company increases revenue and earnings per share guidance-

New Brighton, Minnesota – November 10, 2020 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”), today reported its financial results for the three and nine months ended September 30, 2020.

Third Quarter 2020 Highlights:

•

Reported net revenues declined by 14.3% or $160 million to $958 million, compared to $1.1 billion in the prior year period, primarily driven by the divestiture of two businesses in Industrial Services and COVID-19 related impacts

•	Adjusted net revenues declined by 8.9% or $93 million to $953 million, compared to $1.0 billion in the prior year period

•

Reported gross margin was 23.2%, representing a 233 basis point increase compared to prior year gross margin of 20.8%, driven by improved project selection and execution in Industrial Services and a higher mix of service revenue in Safety Services

•	Adjusted gross margin was 24.3%, representing a 159 basis point increase compared to prior year gross margin of 22.8%

•	Reported operating income was $62 million, a $49 million increase from prior year operating income of $13 million

•	Reported net income was $27 million, a $15 million increase from prior year net income of $12 million and reported net income was $0.13 per diluted share

•	Adjusted net income was $69 million and adjusted diluted EPS was $0.39, representing a $0.06 decline from prior year

•	Adjusted EBITDA was $115 million or 12.1%, relatively consistent with prior year adjusted EBITDA margin of 12.2%

•	Operating cash flow of $97 million, a $5 million increase from prior year operating cash flow of $92 million

Nine Months 2020 Highlights:

•

Reported net revenues declined by 12.9% or $402 million to $2.7 billion, compared to $3.1 billion in the prior year period, primarily driven by the divestiture of two businesses in Industrial Services, COVID-19 related impacts and improved project selection in Industrial Services

•	Adjusted net revenues declined by 8.9% or $255 million to $2.6 billion, compared to $2.9 billion in the prior year period

•

Reported gross margin was 20.6%, representing a 119 basis point increase compared to prior year gross margin of 19.4%, driven by improved project selection and execution in Industrial Services and a higher mix of service revenue in Safety Services

•	Adjusted gross margin was 23.8%, representing a 284 basis point increase compared to prior year gross margin of 20.9%

•

Reported operating loss was $145 million, a $247 million decline from prior year operating income of $102 million, largely driven by a $197 million impairment charge and additional amortization expense of $108 million

•

Reported net loss was $131 million, a $217 million decline from prior year net income of $86 million, primarily driven by a $197 million impairment charge and reported net loss was $0.77 per diluted share

•	Adjusted net income was $154 million and adjusted diluted EPS was $0.88, representing a $0.03 decline from prior year

•	Adjusted EBITDA was $278 million or 10.6%, representing a 70 basis point increase compared to prior year adjusted EBITDA margin of 9.9%

•	Operating cash flow of $329 million, a $184 million increase from prior year operating cash flow of $145 million

2020 Guidance

The Company announced it is increasing guidance for 2020 and believes that adjusted net revenues for the year will now range between $3,475 to $3,525 million, up from $3.4 to $3.5 billion, adjusted EBITDA will range between $360 to $370 million, up from $345 to $355 million, and adjusted EPS will range between $1.11 to $1.15, up from $0.94 to $1.00, based on an adjusted diluted share count of 176 million.

Russ Becker, APi’s President and Chief Executive Officer stated: “In honor of Veteran’s Day, I would like to thank the service men and women across our country for their sacrifices. The values and culture at APi have long been influenced by our leadership’s respect and reverence for the values of the U.S. military. We have a long history of hiring and supporting veterans and have hired an average of 450 veterans annually over the past three years. We are honored to have many leaders that are veterans in our workforce today.”

“I am pleased with our results for the third quarter and our team’s ability to execute. I am proud of how our team has continued to show commitment and dedication to serving customers safely and efficiently. The safety, health, and well-being of all of our employees and constituencies is our number one priority. I am also pleased that the acquisition of SK FireSafety Group that we announced at the end of the quarter closed shortly after the fourth quarter began and look forward to the three other acquisitions we announced closing by the end of the year and joining the APi family.”

“Although market conditions as a result of COVID-19 remain uncertain and visibility is still somewhat limited, we are comfortable raising our 2020 guidance for adjusted net revenues, adjusted EBITDA and adjusted EPS. We remain focused on our pre-COVID-19 objectives and are excited about the opportunities that lie ahead for the base business as well as the outlook for incremental opportunistic M&A activity.”

APi Co-Chair James E. Lillie added: “We are encouraged by our results this quarter, particularly in light of a difficult macro environment. We remain confident in our previously stated long-term value creation targets and believe that the resilience of our people, as well as our recurring revenue services-focused business model, have allowed us to continue to execute against our long-term goals for the business. We believe that we are well-positioned to deliver consistent, profitable growth for our shareholders by optimizing the performance of our existing businesses, pursuing a disciplined acquisition strategy and effectively managing our capital structure. We have a strong balance sheet with a net debt to adjusted EBITDA ratio at the end of the third quarter of 1.8x and we entered the fourth quarter announcing four acquisitions. We are cautiously optimistic about the opportunities in front of us while being realistic about the challenges COVID-19 creates.”

Conference Call

APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Wednesday, November 11, 2020. Participants on the call will include Russ Becker, President and Chief Executive Officer; Tom Lydon, Chief Financial Officer; and James E. Lillie, Co-Chair.

To listen to the call by telephone, please dial 833-721-2905 or 929-517-9835 and provide Conference ID 2580647. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://event.on24.com/wcc/r/2774823/ACB5F843CAFF61535D84D45F7C5FC74E

A replay of the call will be available shortly after completion of the live call/webcast via telephone at 855-859-2056 or 404-537-3406 or via the webcast link above.

The Closing Bell

The Company expects to ring the NYSE closing bell on Wednesday, November 11, 2020 at 4:00 p.m. (Eastern Time) and is dedicating this event to all of the veterans who work and have worked at APi over the years and contributed to our growth and expansion. Without their efforts, APi would not have grown into the company that it is today. The live bell ringing can be viewed at www.nyse.com/bell.

About APi:

APi is a market-leading business services provider of safety, specialty and industrial services in over 200 locations, primarily in North America and with an expanding platform in Europe. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding: (i) the Company’s long-term targets, goals and strategies; (ii) the expected benefits of the Company’s focus on service and inspection; (iii) the future impact of the preemptive actions the Company took in response to the COVID-19 pandemic coupled with its cash flow generation and balance sheet and liquidity profile; (iv) the Company’s strategies for each of its segments, including its focus on recurring revenue, its strong balance sheet and variable cost structure, and the opportunities in the industries the Company serves; (v) the Company’s positioning for future growth and its ability to optimize performance of existing businesses, pursue its disciplined acquisition strategy and effectively manage its capital structure; (vi) the impact of the Company’s strategy of selling inspection work on future client relationships, recurring revenue, margins and growth opportunities; (vii) the impact of the Company’s investment in back-office infrastructure and shift to a shared services model; (viii) the fragmentation of the markets in which the Company operates, the acquisition opportunities in those markets, the Company’s intent to continue to explore opportunistic acquisitions and the Company’s capacity to absorb additional acquisitions; (ix) certain expected 2020 financial results, including the Company’s updated guidance for 2020, the assumptions it made and the drivers contributing to its guidance; (x) the Company’s flexibility to capitalize on the current environment and invest in potential strategic opportunities; and (xi) the impacts of the COVID-19 pandemic on the future operating and financial performance of the Company and its customers, the Company’s plans and strategies to adapt and respond to the pandemic and the expected impact of those plans and strategies. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, including the impacts of the COVID-19 pandemic on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) the ability to recognize the anticipated benefits of the Company’s acquisitions, including its ability to successfully integrate and make necessary capital investments to support additional acquisitions, and the Company’s ability to take advantage of strategic opportunities; (iii) changes in applicable laws or regulations; (iv) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (v) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission and includes a reconciliation of these non-U.S. GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation. Specifically:

•

The Company’s management believes that “adjusted” net revenues, “adjusted” gross margin, “adjusted” selling, general and administrative (“SG&A”) expense, “adjusted” operating income (loss), “adjusted” net income, and “adjusted” earnings per share, which exclude business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, share-based compensation, transaction and other costs related to acquisitions, amortization of intangible assets and depreciation remeasurements associated with acquisitions, net COVID-19 relief, and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”), are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.

•

The Company also presents changes in organic net revenues to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of significant acquisitions, planned or completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the year and the prior year local currency net revenues converted at the prior year average monthly exchange rates (excluding acquisitions and divestitures).

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.

•

The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures.

The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted net revenues, adjusted EBITDA and adjusted EPS guidance to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”), and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.

APi Group Corporation

Condensed Consolidated Statements of Operations (GAAP)

(Amounts in millions, except per share data)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
	(Successor)	(Predecessor)	(Successor)	(Predecessor)
Net revenues	$958	$1,118	$2,705	$3,107
Cost of revenues	736	885	2,147	2,503

Gross profit	222	233	558	604
Selling, general and administrative expenses	171	208	506	490
Impairment of goodwill	(11)	12	197	12

Operating income (loss)	62	13	(145)	102
Interest expense, net	13	7	41	20
Investment income and other, net	(6)	(8)	(20)	(11)

Income (loss) before income tax provision	55	14	(166)	93
Income tax provision (benefit)	28	2	(35)	7

Net income (loss)	$27	$12	$(131)	$86

Net earnings (loss) per common share
Basic	$0.14	N/A	$(0.77)	N/A
Diluted	$0.13	N/A	$(0.77)	N/A
Weighted average shares outstanding
Basic	169	N/A	170	N/A
Diluted	182	N/A	170	N/A

APi Group Corporation

Condensed Consolidated Balance Sheets (GAAP)

(Amounts in millions)

(Unaudited)

	September 30, 2020	December 31, 2019
	(Successor)	(Successor)
Assets
Current assets:
Cash and cash equivalents	$467	$256
Accounts receivable, net	634	730
Inventories	57	58
Contract assets	272	245
Prepaid expenses and other current assets	74	33
Assets held for sale	—	20

Total current assets	1,504	1,342
Property and equipment, net	354	402
Operating lease right of use assets	98	105
Goodwill	851	980
Intangible assets, net	921	1,121
Deferred tax assets	64	—
Other assets	34	61

Total assets	$3,826	$4,011

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$16	$19
Accounts payable	142	156
Other accrued liabilities	331	355
Deferred consideration	68	73
Contract liabilities	249	193
Operating and finance leases	28	27

Total current liabilities	834	823
Long-term debt, less current portion	1,160	1,171
Deferred tax liabilities	27	23
Operating and finance leases	88	95
Other noncurrent liabilities	119	142

Total liabilities	2,228	2,254
Total shareholders’ equity	1,598	1,757

Total liabilities and shareholders’ equity	$3,826	$4,011

APi Group Corporation

Condensed Consolidated Statements of Cash Flows (GAAP)

(Amounts in millions)

(Unaudited)

	For the nine months ended September 30,
	2020	2019
	(Successor)	(Predecessor)
Cash flows from operating activities:
Net income (loss)	$(131)	$86
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	196	78
Impairment of goodwill	197	12
Deferred taxes	(49)	1
Share-based compensation expense	4	35
Other, net	3	—
Changes in operating assets and liabilities, net of effects of business acquisitions	109	(67)

Net cash provided by operating activities	329	145

Cash flows from investing activities:
Acquisitions, net of cash acquired	(6)	(6)
Purchases of property and equipment	(24)	(53)
Proceeds from sales of property, equipment, held for sale assets and disposals of businesses	13	7
Advances on related-party and other notes receivable	—	(4)
Payments received on related-party and other notes receivable	—	5

Net cash used in investing activities	(17)	(51)

Cash flows from financing activities:
Net short-term debt	—	76
Proceeds from long-term borrowings	2	—
Payments on long-term borrowings	(16)	(17)
Proceeds from exercise of warrants	3	—
Payments of acquisition-related consideration	(90)	(16)
Distributions paid	—	(53)

Net cash used in financing activities	(101)	(10)
Effect of foreign currency exchange rate on cash and cash equivalents	—	—

Net increase in cash and cash equivalents	211	84
Cash and cash equivalents, beginning of period	256	54

Cash and cash equivalents, end of period	$467	$138

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Net revenues and adjusted net revenues (non-GAAP)

Organic net revenues change (non-GAAP)

(Amounts in millions)

(Unaudited)

Adjusted net revenues

			For the three months ended September 30,		For the nine months ended September 30,
			2020	2019	2020	2019
			(Successor)	(Predecessor)	(Successor)	(Predecessor)
Net revenues (as reported)			$958	$1,118	$2,705	$3,107
Adjustments to reconcile net revenues to adjusted net revenues:
Divested businesses	(a	)	(5)	(72)	(83)	(230)

Adjusted net revenues			$953	$1,046	$2,622	$2,877

Organic net revenues change

	For the three months ended September 30, 2020
	(Successor)
	AS REPORTED Net revenues change	Acquisitions and completed divestitures, net (b)	Foreign currency translation (c)	Organic net revenues change (d)
Safety Services	(14.4)%	—	—	(14.4)%
Specialty Services	(1.7)%	—	—	(1.7)%
Industrial Services	(35.5)%	(23.9)%	—	(11.6)%
Consolidated	(14.3)%	(5.4)%	—	(8.9)%

	For the nine months ended September 30, 2020
	(Successor)
	AS REPORTED Net revenues change	Acquisitions and completed divestitures, net (b)	Foreign currency translation (c)	Organic net revenues change (d)
Safety Services	(10.7)%	—	(0.1)%	(10.6)%
Specialty Services	(5.2)%	—	—	(5.2)%
Industrial Services	(30.1)%	(17.6)%	—	(12.5)%
Consolidated	(12.9)%	(4.0)%	(0.1)%	(8.8)%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested as of September 30, 2020 and classified as held-for-sale as of September 30, 2019.
(b)

Acquisitions include pre-acquisition net revenues in their respective years of acquisition for non-bolt-on acquisitions. Completed divestitures exclude net revenues for all periods for the Company’s businesses divested as of September 30, 2020.

(c)

Represents the effect of foreign currency on reported net revenues, calculated as the difference between the reported net revenues for the year and the prior year local currency net revenues converted at the prior year average monthly exchange rates (excluding acquisitions and divestitures).

(d)

Organic net revenues change provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of acquisitions, completed divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Gross profit and adjusted gross profit (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the three months ended September 30,		For the nine months ended September 30,
			2020	2019	2020	2019
			(Successor)	(Predecessor)	(Successor)	(Predecessor)
Gross profit (as reported)			$222	$233	$558	$604
Adjustments to reconcile gross profit to adjusted gross profit:
Divested businesses	(a	)	—	4	(1)	(4)
Backlog amortization	(b	)	6	—	51	—
Depreciation remeasurement	(c	)	4	1	15	2

Adjusted gross profit			$232	$238	$623	$602

Adjusted net revenues	(d	)	$953	$1,046	$2,622	$2,877
Adjusted gross margin			24.3%	22.8%	23.8%	20.9%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested as of September 30, 2020 and classified as held-for-sale as of September 30, 2019.
(b)

Adjustment to reflect the addback of amortization expense related to backlog intangibles assets. Amortization for the three months and nine months ended September 30, 2020 includes the reversal of $12 million of amortization expense for remeasurements related to finalization of purchase accounting recorded during the three months ended September 30, 2020, which related to prior periods.

(c)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(d)	Adjusted net revenues derived from non-GAAP reconciliations included elsewhere in this press release.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

SG&A and Adjusted SG&A (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the three months ended September 30,		For the nine months ended September 30,
			2020	2019	2020	2019
			(Successor)	(Predecessor)	(Successor)	(Predecessor)
Selling, general and administrative expenses (“SG&A”) (as reported)			$171	$208	$506	$490
Adjustments to reconcile SG&A to adjusted SG&A:
Divested businesses	(a	)	—	(22)	(2)	(28)
Contingent consideration and compensation	(b	)	(3)	10	—	1
Amortization of intangible assets	(c	)	(25)	(8)	(83)	(26)
Depreciation remeasurement	(d	)	(1)	(2)	(2)	(5)
Business process transformation costs	(e	)	(3)	—	(7)	—
Public company registration, listing and compliance	(f	)	—	—	(5)	—
Acquisition expenses	(g	)	(2)	(5)	(2)	(5)
COVID-19 severance costs at non-U.S. subsidiaries	(h	)	—	—	(1)	—
Share-based compensation costs	(i	)	—	(37)	—	(37)
Expenses related to prior ownership	(j	)	—	(11)	—	(18)

Adjusted SG&A expenses			$137	$133	$404	$372

Adjusted net revenues	(k	)	$953	$1,046	$2,622	$2,877
Adjusted SG&A as a percentage of adjusted net revenues			14.4%	12.7%	15.4%	12.9%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested as of September 30, 2020 and classified as held-for-sale as of September 30, 2019.
(b)	Adjustment to reflect the elimination of expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)

Adjustment to reflect the addback of amortization expense. Amortization for the three months and nine months ended September 30, 2020 includes the reversal of $3 million of amortization expense for remeasurements related to finalization of purchase accounting recorded during the three months ended September 30, 2020, which related to prior periods.

(d)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(e)	Adjustment to reflect the elimination of costs related to business process transformation.
(f)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(g)	Adjustment to reflect the elimination of acquisition-related expenses.
(h)	Adjustment to reflect the elimination of severance costs at non-U.S. subsidiaries related to COVID-19.
(i)	Adjustment to reflect the elimination of non-cash, share-based compensation costs, primarily including equity-based compensation related to prior ownership.
(j)	Adjustment to reflect the elimination of expense under prior ownership not expected to continue or recur following the APi Acquisition.
(k)	Adjusted net revenues derived from non-GAAP reconciliations included elsewhere in this press release.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the three months ended September 30,		For the nine months ended September 30,
			2020	2019	2020	2019
			(Successor)	(Predecessor)	(Successor)	(Predecessor)
Net income (loss) (as reported)			$27	$12	$(131)	$86
Adjustments to reconcile net income (loss) to EBITDA:
Interest expense, net			13	7	41	20
Income tax provision			28	2	(35)	7
Depreciation and amortization			52	27	196	78

EBITDA			$120	$48	$71	$191
Adjustments to reconcile EBITDA to adjusted EBITDA:
Divested businesses	(a	)	—	25	6	23
Contingent consideration and compensation	(b	)	3	(10)	—	(1)
Impairment of goodwill	(c	)	(10)	12	193	12
Business process transformation costs	(d	)	3	—	7	—
Public company registration, listing and compliance	(e	)	—	—	5	—
Acquisition expenses	(f	)	2	5	2	5
COVID-19 relief at non-U.S. subsidiaries, net	(g	)	(3)	—	(6)	—
Share-based compensation costs	(h	)	—	37	—	37
Expenses related to prior ownership	(i	)	—	11	—	18

Adjusted EBITDA			$115	$128	$278	$285

Adjusted net revenues	(j	)	$953	$1,046	$2,622	$2,877
Adjusted EBITDA as a percentage of adjusted net revenues			12.1%	12.2%	10.6%	9.9%

Notes:

(a)

Adjustment to reflect the elimination of amounts related to businesses divested as of September 30, 2020 and classified as held-for-sale as of September 30, 2019, inclusive of impairment charges and gain/(loss) on sale.

(b)	Adjustment to reflect the elimination of expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)

Adjustment to reflect the elimination of non-cash impairment charges (or reversals) related to goodwill. For the three months ended September 30, 2020 the reversal is related to the finalization of purchase accounting.

(d)	Adjustment to reflect the elimination of costs related to business process transformation.
(e)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(f)	Adjustment to reflect the elimination of acquisition-related expenses.
(g)	Adjustment to reflect the elimination of miscellaneous income related to COVID-19 relief, net of severance costs, at our non-U.S. subsidiaries.
(h)	Adjustment to reflect the elimination of non-cash, share-based compensation costs, primarily including equity-based compensation related to prior ownership.
(i)	Adjustment to reflect the elimination of expense under prior ownership not expected to continue or recur following the APi Acquisition.
(j)	Adjusted net revenues derived from non-GAAP reconciliations included elsewhere in this press release.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Income (loss) before income tax, Net income (loss) and EPS and

Adjusted income before income tax, net income and EPS (non-GAAP)

(Amounts in millions, except per share data)

(Unaudited)

			For the three months ended September 30,		For the nine months ended September 30,
			2020	2019	2020	2019
			(Successor)	(Predecessor)	(Successor)	(Predecessor)
Income (loss) before income tax provision (as reported)			$55	$14	$(166)	$93
Adjustments to reconcile income (loss) before income tax provision to adjusted income (loss) before income tax provision:
Divested businesses	(a	)	—	26	6	24
Amortization of intangible assets	(b	)	31	8	134	26
Depreciation remeasurement	(c	)	5	2	17	7
Contingent consideration and compensation	(d	)	3	(10)	—	(1)
Impairment of goodwill	(e	)	(10)	12	193	12
Business process transformation costs	(f	)	3	—	7	—
Public company registration, listing and compliance	(g	)	—	—	5	—
Acquisition expenses	(h	)	2	5	2	5
COVID-19 relief at non-U.S. subsidiaries, net	(i	)	(3)	—	(6)	—
Interest expense	(j	)	—	(8)	—	(24)
Share-based compensation costs	(k	)	—	37	—	37
Expenses related to prior ownership	(l	)	—	11	—	18

Adjusted income before income tax provision			$86	$97	$192	$197

Income tax provision (benefit) (as reported)			$28	$2	$(35)	$7
Adjustments to reconcile income tax provision (benefit) to adjusted income tax provision:
Income tax provision adjustment	(m	)	(11)	17	73	32

Adjusted income tax provision			$17	$19	$38	$39

Adjusted income before income tax provision			$86	$97	$192	$197
Adjusted income tax provision			17	19	38	39

Adjusted net income			$69	$78	$154	$158

Diluted weighted average shares outstanding (as reported)			182	N/A	170	N/A
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of shares from GAAP net loss	(n	)	—	—	2	—
Dilutive impact of Preferred Shares	(o	)	(4)	—	4	—
Dilutive impact of shares issued in the APi Acquisition	(p	)	—	174	—	174

Adjusted diluted weighted average shares outstanding			178	174	176	174

Adjusted diluted EPS			$0.39	$0.45	$0.88	$0.91

Notes:

(a)

Adjustment to reflect the elimination of amounts related to businesses divested as of September 30, 2020 and classified as held-for-sale as of September 30, 2019, inclusive of impairment charges and gain/(loss) on sale.

(b)

Adjustment to reflect the addback of pre-tax amortization expense related to intangibles assets. Amortization for the three months and nine months ended September 30, 2020 includes the reversal of $15 million of amortization expense for remeasurements recorded during the three months ended September 30, 2020, which related to prior periods.

(c)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

(d)	Adjustment to reflect the elimination of expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(e)

Adjustment to reflect the elimination of non-cash impairment charges (or reversals) related to goodwill and intangible assets. For the three months ended September 30, 2020 the reversal is related to the finalization of purchase accounting.

(f)	Adjustment to reflect the elimination of costs related to business process transformation.
(g)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(h)	Adjustment to reflect the elimination of acquisition-related expenses.
(i)	Adjustment to reflect the elimination of miscellaneous income related to COVID-19 relief, net of severance costs, at our non-U.S. subsidiaries.
(j)

Adjustment to reflect an increase in pre-tax interest expense of $13 million and $39 million for the three-month and nine-month periods related to the $1.2 billion Term Loan at a rate of 4.29% issued in connection with the APi Acquisition and $2 million and $5 million for the three-month and nine-month periods related to pre-tax amortization of debt issuance costs and commitment fees, partially offset by elimination of $7 million and $19 million for the three-month and nine-month periods related to pre-tax interest expense related to the Predecessor’s Term Loan and Revolving Credit Facility.

(k)	Adjustment to reflect the elimination of non-cash, share-based compensation costs, primarily including equity-based compensation related to prior ownership.
(l)	Adjustment to reflect the elimination of expense under prior ownership not expected to continue or recur following the APi Acquisition.
(m)

Adjustment to reflect an adjusted effective tax rate of 20% (taking into consideration the tax benefits associated with the realization of accelerated depreciation attributable to the approximately $350 million tax asset acquired with the APi Acquisition) applied to resulting adjusted pre-tax income inclusive of the adjustments shown above.

(n)	Adjustment to add the dilutive impact of options, RSUs, and warrants which were anti-dilutive and excluded from the diluted weighted average shares outstanding (as reported).
(o)

Adjustment for the three and nine months ended September 30, 2020 reflects addition of the GAAP dilutive impact of 4 million shares associated with the deemed conversion of Preferred Shares. Adjustment for the three months ended September 30, 2020 is offset by the elimination of 8 million shares reflecting the dilutive effect of the Preferred Share dividend as the dividend is contingent upon the share price the last ten days of the calendar year and was not earned as of September 30, 2020.

(p)

Adjustment to reflect the diluted weighted average shares outstanding as if the APi Acquisition had occurred on January 1, 2019. Excludes 64.5 million warrants outstanding at October 1, 2019, which are exercisable at a price of $11.50 per share for a total of 21.5 million ordinary shares.

APi Group Corporation

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2020 (a)	2019 (a)	2020 (a)	2019 (a)
	(Successor)	(Predecessor)	(Successor)	(Predecessor)
Safety Services
Adjusted net revenues	$404	$472	$1,199	$1,342
Adjusted gross profit	132	142	379	399
Adjusted EBITDA	65	61	165	174
Adjusted gross margin	32.7%	30.1%	31.6%	29.7%
Adjusted EBITDA as a percentage of adjusted net revenues	16.1%	12.9%	13.8%	13.0%
Specialty Services
Adjusted net revenues	$400	$407	$1,049	$1,107
Adjusted gross profit	75	74	179	174
Adjusted EBITDA	57	61	126	124
Adjusted gross margin	18.8%	18.2%	17.1%	15.7%
Adjusted EBITDA as a percentage of adjusted net revenues	14.3%	15.0%	12.0%	11.2%
Industrial Services
Adjusted net revenues	$153	$173	$385	$440
Adjusted gross profit	25	22	65	29
Adjusted EBITDA	22	17	53	24
Adjusted gross margin	16.3%	12.7%	16.9%	6.6%
Adjusted EBITDA as a percentage of adjusted net revenues	14.4%	9.8%	13.8%	5.5%
Total adjusted net revenues before corporate and eliminations	$957	$1,052	$2,633	$2,889
Total adjusted EBITDA before corporate and eliminations	144	139	344	322
Adjusted EBITDA as a percentage of adjusted net revenues before corporate and eliminations	15.0%	13.2%	13.1%	11.1%
Corporate and Eliminations
Adjusted net revenues	$(4)	$(6)	$(11)	$(12)
Adjusted EBITDA	(29)	(11)	(66)	(37)
Total Consolidated
Adjusted net revenues	$953	$1,046	$2,622	$2,877
Adjusted gross profit	232	238	623	602
Adjusted EBITDA	115	128	278	285
Adjusted gross margin	24.3%	22.8%	23.8%	20.9%
Adjusted EBITDA as a percentage of adjusted net revenues	12.1%	12.2%	10.6%	9.9%

Notes:

(a)	Information based on non-GAAP reconciliations included in this press release.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the three months ended September 30,		For the nine months ended September 30,
			2020	2019	2020	2019
			(Successor)	(Predecessor)	(Successor)	(Predecessor)
Safety Services
Safety Services EBITDA			$17	$58	$84	$170
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a	)	2	(1)	4	—
Impairment of goodwill	(b	)	49	—	83	—
Share-based compensation costs	(c	)	—	2	—	2
COVID-19 relief at non-U.S. subsidiaries, net	(d	)	(3)	—	(6)	—
Expenses related to prior ownership	(e	)	—	2	—	2

Safety Services adjusted EBITDA			$65	$61	$165	$174

Specialty Services
Specialty Services EBITDA			$126	$53	$80	$111
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a	)	(1)	(5)	(6)	—
Impairment of goodwill	(b	)	(68)	12	52	12
Expenses related to prior ownership	(e	)	—	1	—	1

Specialty Services adjusted EBITDA			$57	$61	$126	$124

Industrial Services
Industrial Services EBITDA			$13	$15	$(11)	$21
Adjustments to reconcile EBITDA to adjusted EBITDA:
Divested businesses	(f	)	(1)	6	5	4
Contingent consideration and compensation	(a	)	1	(4)	1	(1)
Impairment of goodwill	(b	)	9	—	58	—

Industrial Services adjusted EBITDA			$22	$17	$53	$24

Corporate and Eliminations
Corporate and eliminations EBITDA			$(36)	$(78)	$(82)	$(111)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Business process transformation	(g	)	3	—	7	—
Public company registration, listing and compliance	(h	)	—	—	5	—
Divested businesses	(f	)	1	19	1	19
Contingent consideration and compensation	(a	)	1	—	1	—
Share-based compensation costs	(c	)	—	35	—	35
Acquisition expenses	(i	)	2	5	2	5
Expenses related to prior ownership	(e	)	—	8	—	15

Corporate and Eliminations adjusted EBITDA			$(29)	$(11)	$(66)	$(37)

Notes:

(a)	Adjustment to reflect the elimination of expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)

Adjustment to reflect the elimination of non-cash impairment charges (or reversals) related to goodwill. For the three months ended September 30, 2020 the reversal is related to the finalization of purchase accounting.

(c)	Adjustment to reflect the elimination of non-cash, share-based compensation costs, primarily including equity-based compensation related to prior ownership.
(d)	Adjustment to reflect the elimination of miscellaneous income related to COVID-19 relief, net of severance costs, at our non-U.S. subsidiaries.
(e)	Adjustment to reflect the elimination of expense under prior ownership not expected to continue or recur following the APi Acquisition.
(f)

Adjustment to reflect the elimination of amounts related to businesses divested as of September 30, 2020 and classified as held-for-sale as of September 30, 2019, inclusive of impairment charges and gain/(loss) on sale.

(g)	Adjustment to reflect the elimination of costs related to business process transformation.
(h)	Adjustment to reflect the elimination of costs relating to public company registration, listing and compliance.
(i)	Adjustment to reflect the elimination of acquisition-related expenses.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

	For the three months ended September 30, 2020					For the three months ended September 30, 2019
	As Reported	Adjustments			As Adjusted	As Reported	Adjustments			As Adjusted
	(Successor)					(Predecessor)
Safety Services
Net revenues	$404	$—			$404	$472	$—			$472
Cost of revenues	292	(20)	(b	)	272	330	—			330

Gross profit	$112	$20			$132	$142	$—			$142

Gross margin	27.7%				32.7%	30.1%				30.1%
Specialty Services
Net revenues	$400	$—			$400	$407	$—			$407
Cost of revenues	323	6	(b	)	325	335	(2)	(c	)	333
		(4)	(c	)

Gross profit	$77	$(2)			$75	$72	$2			$74

Gross margin	19.3%				18.8%	17.7%				18.2%
Industrial Services
Net revenues	$158	$(5)	(a	)	$153	$245	$(72)	(a	)	$173
Cost of revenues	125	(5)	(a	)	128	226	(76)	(a	)	151
		8	(b	)			1	(c	)

Gross profit	$33	$(8)			$25	$19	$3			$22

Gross margin	20.9%				16.3%	7.8%				12.7%
Corporate and Eliminations
Net revenues	$(4)	$—			$(4)	$(6)	$—			$(6)
Cost of revenues	(4)	—			(4)	(6)	—			(6)
Total Consolidated
Net revenues	$958	$(5)	(a	)	$953	$1,118	$(72)	(a	)	$1,046
Cost of revenues	736	(5)	(a	)	721	885	(76)	(a	)	808
		(6)	(b	)			(1)	(c	)
		(4)	(c	)

Gross profit	$222	$10			$232	$233	$5			$238

Gross margin	23.2%				24.3%	20.8%				22.8%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested as of September 30, 2020 and classified as held-for-sale as of September 30, 2019.
(b)	Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(c)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of plant and equipment.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

	For the nine months ended September 30, 2020					For the nine months ended September 30, 2019
	As Reported	Adjustments			As Adjusted	As Reported	Adjustments			As Adjusted
	(Successor)					(Predecessor)
Safety Services
Net revenues	$1,199	$—			$1,199	$1,342	$—			$1,342
Cost of revenues	861	(41)	(b	)	820	944	(1)	(c	)	943

Gross profit	$338	$41			$379	$398	$1			$399

Gross margin	28.2%				31.6%	29.7%				29.7%
Specialty Services
Net revenues	$1,049	$—			$1,049	$1,107	$—			$1,107
Cost of revenues	894	(10)	(b	)	870	939	(6)	(c	)	933
		(14)	(c	)

Gross profit	$155	$24			$179	$168	$6			$174

Gross margin	14.8%				17.1%	15.2%				15.7%
Industrial Services
Net revenues	$468	$(83)	(a	)	$385	$670	$(230)	(a	)	$440
Cost of revenues	403	(82)	(a	)	320	632	(226)	(a	)	411
		—	(b	)			5	(c	)
		(1)	(c	)

Gross profit	$65	$—			$65	$38	$(9)			$29

Gross margin	13.9%				16.9%	5.7%				6.6%
Corporate and Eliminations
Net revenues	$(11)	$—			$(11)	$(12)	$—			$(12)
Cost of revenues	(11)	—			(11)	(12)	—			(12)
Total Consolidated
Net revenues	$2,705	$(83)	(a	)	$2,622	$3,107	$(230)	(a	)	$2,877
Cost of revenues	2,147	(82)	(a	)	1,999	2,503	(226)	(a	)	2,275
		(51)	(b	)			(2)	(c	)
		(15)	(c	)

Gross profit	$558	$65			$623	$604	$(2)			$602

Gross margin	20.6%				23.8%	19.4%				20.9%

Notes:

(a)	Adjustment to reflect the elimination of amounts related to businesses divested as of September 30, 2020 and classified as held-for-sale as of September 30, 2019.
(b)	Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(c)

Adjustment to reflect annualized depreciation expense of $60 million, which is approximately equivalent to medium to long-term cash capital expenditures, and excludes a portion of depreciation arising from purchase accounting step up to fair value of property and equipment.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Free cash flow and adjusted free cash flow and conversion (non-GAAP)

(Amounts in millions)

(Unaudited)

			For the nine months ended September 30,
			2020	2019
			(Successor)	(Predecessor)
Net cash provided by operating activities (as reported)			$329	$145
Less: Purchases of property and equipment			(24)	(53)

Free cash flow			$305	$92
Add (deduct): Cash payments (sources) related to following items:
Businesses divested	(a	)	(4)	(9)
Contingent consideration and compensation	(b	)	18	1
Business process transformation costs	(c	)	7	—
Public company registration, listing and compliance	(d	)	5	—
Potential and completed acquisitions expenses	(e	)	2	5
COVID-19 relief at non-U.S. subsidiaries, net	(f	)	(6)	—
Payroll tax deferral	(g	)	(26)	—
Expenses related to prior ownership	(h	)	—	18

Adjusted free cash flow			$301	$107

Adjusted EBITDA	(i	)	$278	$285
Adjusted free cash flow conversion			108.3%	37.5%

Notes:

(a)

Adjustment to reflect the elimination of operating cash and purchases of property and equipment related to businesses divested as of September 30, 2020 and classified as held-for-sale as of September 30, 2019.

(b)	Adjustment to reflect the elimination of expenses attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)	Adjustment to reflect the elimination of operating cash used for business process transformation costs.
(d)	Adjustment to reflect the elimination of operating cash used for public company registration, listing and compliance costs.
(e)	Adjustment to reflect the elimination of acquisition-related expenses.
(f)	Adjustment to reflect the elimination of cash received for COVID-19 relief, net of severance costs paid, at our non-U.S. subsidiaries not expected to continue or recur.
(g)

Adjustment reflects the elimination of operating cash for the impact of the Coronavirus Aid, Relief and Economic Security (CARES) Act. During the first quarter of 2020, the Coronavirus Aid, Relief and Economic Security (CARES) Act was passed, allowing the Company to defer the payment of the employer’s share of Social Security taxes until December 2021 and December 2022.

(h)	Adjustment to reflect the elimination of operating cash used for prior ownership expense not expected to continue or recur following the APi Acquisition.
(i)	Adjusted EBITDA derived from non-GAAP reconciliation included elsewhere in this press release.